August 11, 2025 Life360 Reports Record Q2 2025 Results Monthly Active Users Reached Approximately 88.0 million; Up 25% Year-Over-Year Record Q2 Global Net Additions of 136 thousand Paying Circles, Reaching 2.5 million Total Total Quarterly Revenue Increased 36% Year-Over-Year to $115.4 million Annualized Monthly Revenue Increased 36% Year-Over-Year to $416.1 million Full-Year Outlook for Revenue and Adjusted EBITDA Raised Based on Year-To-Date Performance SAN FRANCISCO, California. Life360, Inc. (“Life360” or the “Company”) (NASDAQ: LIF, ASX: 360), the provider of the market leading family safety and connection mobile application, today announced unaudited financial results for the second quarter (“Q2”) ended June 30, 2025. Life360 delivered record results across multiple key metrics, including Monthly Active Users (MAUs), Paying Circles, Subscription Revenue, and Annualized Monthly Revenue (AMR). The Company also reported continued margin expansion and raised full-year guidance for both revenue and Adjusted EBITDA. The Company also announced today in a separate press release that Lauren Antonoff has been appointed Chief Executive Officer, succeeding Co-founder Chris Hulls, who will continue to support the company’s long-term vision as Executive Chairman. “Life360 continued its strong performance in Q2, with another quarter of impressive growth across our core metrics,” said Life360 Chief Executive Officer Lauren Antonoff. “We’re seeing the rise of what we call the Anxiety Economy—a shift where families are making more values-based decisions and prioritizing peace of mind in how they spend. That’s driving sustained demand for services like ours that help people feel safer, more connected, and in control. Alongside strong subscription growth, we’re expanding our high-margin advertising platform with new location-based formats that enhance value without compromising the member experience. At the core of it all is trust—Life360 has become a daily essential for millions of families, and we’re committed to deepening that relationship as we scale.” Life360 Chief Financial Officer Russell Burke added: “In Q2, Life360 delivered strong revenue growth and expanding profitability, with total revenue of $115.4 million — up 36% year-over-year (YoY) — and positive Adjusted EBITDA of $20.3 million — up 85% YoY. We maintained disciplined expense management, keeping total operating expense growth below revenue growth, and achieved our ninth straight quarter of positive Operating Cash Flow. “We also strengthened our balance sheet with the successful completion of a $320.0 million convertible notes offering. This transaction enhances our long-term capital flexibility while avoiding near-term dilution, giving us the ability to invest in growth and innovation from a position of strength. “Even as consumer financial pressures persist, our core subscription business remains highly resilient. We began addressing tariff impacts earlier this year and continue to actively manage evolving conditions. Based on what we know today, we expect the overall effect to remain immaterial to our full-year outlook. As we raise guidance for both revenue and Adjusted EBITDA, we remain focused on balancing top-line momentum with margin expansion—positioning Life360 to deliver in a volatile macro environment.” Q2'25 Financial Highlights • Total Q2'25 revenue of $115.4 million, a YoY increase of 36%, with total subscription revenue of $88.6 million, up 35% YoY and Core subscription revenue2 of $82.9 million, up 38% YoY. • Annualized Monthly Revenue (AMR) of $416.1 million, up 36% YoY. • Q2'25 Net Income of $7.0 million, which includes $4.6 million of other income related to dividends, interest, and investment fair value gains. • Adjusted EBITDA1 of $20.3 million increased 85% over $11.0 million in Q2'24. • Positive Operating Cash Flow of $13.3 million, up 303% YoY. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 1

- Quarter-end cash, cash equivalents and restricted cash of $434.2 million, an increase of $272.2 million from Q2'24, which was primarily the result of net capital raised from the issuance of the June 2025 convertible notes.

Q2'25 Operating Highlights

- Q2'25 global MAU net additions of 4.3 million lifted total MAUs to approximately 88.0 million, up 25% YoY.
- Q2'25 global Paying Circle net additions of 136 thousand were a new record for Q2. Total Paying Circles grew 25% YoY to 2.5 million.
- Average Revenue Per Paying Circle ("ARPPC") increased 8% YoY primarily due to U.S. price increases for new and existing annual subscribers in 2024 and a shift in product mix toward higher-priced offerings, along with legacy price increases, the launch of higher priced membership tiers in non-Triple Tier countries, and continued growth in Triple Tier memberships in the UK, Canada, and ANZ.

1 Adjusted EBITDA is a Non-GAAP measure. For more information, including the definition of Adjusted EBITDA, the use of this non-GAAP measure, as well as a reconciliation of Net Income (Loss) to Adjusted EBITDA, refer to the "Adjusted EBITDA" and "Supplementary and Non-GAAP Financial Information" sections below.

2 Core subscription revenue is defined as subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue which relates to other hardware related subscription offerings. For more information, including the use of this measure, refer to the "Core subscription revenue" section below.

Key Performance Indicators

(in millions, except ARPPC, ARPPS, ASP, and percentages)	Q2 2025	Q1 2025	Q2 2024	%QoQ	% YoY
Core[3]					
Monthly Active Users (MAU) - Global[4]	88.0	83.7	70.6	5 %	25 %
U.S.	47.5	45.3	40.5	5 %	17 %
International	40.5	38.4	30.1	5 %	34 %
ANZ	3.1	2.9	2.4	6 %	31 %
Paying Circles - Global[5]	2.5	2.4	2.0	6 %	25 %
U.S.	1.8	1.7	1.5	5 %	23 %
International	0.7	0.7	0.6	7 %	28 %
Average Revenue per Paying Circle (ARPPC)[6,7]	$ 135.42	$ 133.42	$ 125.96	1 %	8 %
Life360 Consolidated					
Subscriptions[8]	3.1	3.0	2.7	4 %	18 %
Average Revenue per Paying Subscription (ARPPS)[7,9]	$ 116.06	$ 112.98	$ 104.00	3 %	12 %
Net hardware units shipped[10]	0.8	0.5	0.7	61 %	21 %
Average Selling Price (ASP)[11,12]	$ 14.81	$ 16.99	$ 15.92	(13)%	(7)%
Annualized Monthly Revenue (AMR)	$ 416.1	$ 393.0	$ 304.8	6 %	36 %

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

2

3 Core metrics relate solely to the Life360 mobile application.

4 An MAU is defined as a unique member who engages with our Life360 branded services each month, which includes both paying and non-paying members, and excludes certain members who have a delayed account setup.

5 A Paying Circle is defined as a group of Life360 members with a paying subscription that has been billed as of the end of a period.

6 ARPPC is defined as annualized subscription revenue recognized and derived from the Life360 mobile application, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the Average Paying Circles during the same period.

7 Excludes revenue related to bundled Life360 subscription and hardware offerings of $(0.3) million and $(0.7) million for the three and six months ended June 30, 2025, respectively, and $(1.3) million and $(2.6) million for the three and six months ended June 30, 2024, respectively.

8 Subscriptions are defined as the number of paying subscribers associated with the Life360, Jiobit and Tile brands who have been billed as of the end of the period.

9 ARPPS is defined as annualized total subscription revenue recognized and derived from Life360, Tile and Jiobit subscriptions, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the average number of paying subscribers during the same period.

10 Net hardware units shipped represent the number of tracking devices sold during the period, excluding hardware units related to bundled Life360 subscription and hardware offerings, net of returns by our retail partners and directly to consumers.

11 Excludes revenue related to bundled Life360 subscription and hardware offerings of $0.3 million and $0.6 million for the three and six months ended June 30, 2025, respectively, and $1.3 million and $2.5 million the three and six months ended June 30, 2024, respectively.

12 To determine the net ASP of a unit, we divide hardware revenue recognized, excluding revenue related to bundled Life360 subscription and hardware offerings, for the reported period by the number of net hardware units shipped during the same period.

- Global MAUs increased 25% YoY to approximately 88.0 million, with Q2'25 net additions of 4.3 million. U.S. MAUs increased 17% YoY, with Q2'25 net adds of 2.2 million. International MAUs increased 34% YoY, with Q2'25 net adds of 2.1 million. Total MAUs in the Triple Tier markets of the UK, Canada, and ANZ increased 33% YoY.
- Q2'25 global Paying Circle net additions of 136 thousand, a Q2 record, were driven by strong U.S. performance. U.S. Paying Circles increased 23% YoY on the back of improved conversion metrics. International Paying Circles maintained strong momentum, up 28% YoY. Total Paying Circles in the Triple Tier markets of the UK, Canada, and ANZ increased 27% YoY.
- Q2'25 global ARPPC increased 8% YoY. U.S. ARPPC increased 5% YoY, benefiting from price increases for new and existing subscribers on annual plans implemented in September 2024 and October 2024, respectively, as well as a shift in product mix towards higher priced products. Q2'25 international ARPPC increased 35% YoY due to legacy subscriber price increases and the launch of higher priced membership tiers in non-Triple Tier markets, as well as continued growth in the Triple Tier UK, Canada, and ANZ markets.
- Q2'25 net hardware units shipped increased 21% YoY primarily driven by increased online retail demand in anticipation of mid-year promotional activity. The Average Selling Price of hardware units shipped decreased 7% YoY primarily due to a shift in channel mix and an increase in promotional discounts.
- June 2025 AMR increased 36% YoY, benefiting from accelerating subscription revenue momentum and increasing other revenue over the course of Q2'25.

Operating Results

Revenue

	Three Months Ended June 30,		Six Months Ended June 30,	
	2025	2024	2025	2024
($ millions)		(unaudited)		
Subscription revenue	$ 88.6	$ 65.7	$ 170.5	$ 127.3
U.S. subscription revenue	*74.3*	*57.4*	*144.0*	*111.9*
International subscription revenue	*14.3*	*8.3*	*26.5*	*15.4*
Hardware revenue	12.3	11.9	21.2	22.1
Other revenue	14.5	7.3	27.4	13.7
Total revenue	$ 115.4	$ 84.9	$ 219.0	$ 163.1

- Q2'25 total subscription revenue increased 35% YoY to $88.6 million, primarily driven by growth in Paying Circles.
- Q2'25 hardware revenue increased 3% YoY to $12.3 million, primarily driven by an increase in units sold.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

3

- Q2'25 other revenue increased 100% YoY to $14.5 million due to increases in data and partnership revenue, which includes advertising revenue.

Core Subscription Revenue

- Core subscription revenue is defined as GAAP subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue, which we define as GAAP subscription revenue from other hardware related subscription offerings, for the reported period. Core subscription revenue represents revenue derived from, and the overall success of, our core product offering. Q2'25 core subscription revenue increased 38% YoY primarily driven by a 25% YoY increase in Paying Circles and an 8% higher ARPPC.[13]

	Three Months Ended June 30,		Six Months Ended June 30,	
	2025	2024	2025	2024
($ millions)		*(unaudited)*		
Subscription revenue	$ 88.6	$ 65.7	$ 170.5	$ 127.3
Non-Core subscription revenue	(5.7)	(5.5)	(11.4)	(11.3)
Core subscription revenue[14]	$ 82.9	$ 60.2	$ 159.1	$ 116.0

13 Refer to the 'Key Performance Indicators' section above for additional information regarding the impact of bundled offerings on KPI calculations for the periods presented.

14 Beginning with the second quarter of 2024, this definition was updated and calculated in accordance with GAAP.

Gross Profit

	Three Months Ended June 30,		Six Months Ended June 30,	
	2025	2024	2025	2024
($ millions, except percentages)		*(unaudited)*		
Gross Profit	$ 90.5	$ 63.6	$ 174.1	$ 123.6
Gross Margin	*78 %*	*75 %*	*79 %*	*76 %*
Gross Margin (Subscription Only)	*85 %*	*84 %*	*86 %*	*85 %*

- Q2'25 gross margin increased to 78% from 75% in the prior year period, primarily due to the increased proportion of higher margin other revenue.

Operating Expenses

	Three Months Ended June 30,		Six Months Ended June 30,	
	2025	2024	2025	2024
($ millions)		*(unaudited)*		
Research and development	$ 32.3	$ 27.0	$ 62.7	$ 54.3
Sales and marketing	38.9	24.4	74.2	49.1
General and administrative	17.4	14.6	33.0	29.0
Total operating expenses	**$ 88.5**	**$ 66.0**	**$ 169.9**	**$ 132.4**
Total operating expenses as % of revenue	*77 %*	*78 %*	*78 %*	*81 %*

- Q2'25 operating expenses, excluding commissions, increased 34% YoY including the pull forward of marketing and personnel cost into Q2 to support growth and capitalize on seasonal campaigns. Operating expenses declined slightly as a percentage of revenue, demonstrating our continued focus on cost discipline.
- Q2'25 research and development costs increased 19% YoY, primarily driven by higher personnel-related and technology costs due to Company growth.
- Q2'25 sales and marketing costs increased 60% YoY, primarily due to an increase in commissions, in line with the increase in subscription revenue, and an increase in growth media spend to support strategic initiatives.
- Q2'25 general and administrative expenses increased 19% YoY, primarily driven by Company growth.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

4

Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,	
	2025	2024	2025	2024
($ millions)		*(unaudited)*		
Net cash provided by operating activities	$ 13.3	$ 3.3	$ 25.4	$ 13.9
Net cash used in investing activities	(27.8)	(1.2)	(32.1)	(2.3)
Net cash provided by financing activities	278.3	85.4	280.5	79.7
Net Increase in Cash, Cash Equivalents, and Restricted Cash	263.8	87.4	273.8	91.3
Cash, Cash Equivalents, and Restricted Cash at the End of the Period	**$ 434.2**	**$ 162.0**	**$ 434.2**	**$ 162.0**

- Life360 ended Q2'25 with cash, cash equivalents and restricted cash of $434.2 million, an increase of $263.8 million from Q1'25.
- Q2'25 operating cash flow was $13.3 million. An additional $27.8 million was used for investing activities, which includes a $25.0 million investment into convertible notes issued by Aura Consolidated Group, Inc. Additionally, $278.3 million was provided by financing activities, primarily from the issuance of the June 2025 convertible notes.
- Q2'25 net cash provided by operating activities of $13.3 million was lower than Adjusted EBITDA of $20.3 million primarily due to the timing of receipts and payables. See the Adjusted EBITDA section below for the definition and reconciliation of Adjusted EBITDA.

Adjusted EBITDA

To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes. For more information, see the "Supplementary and Non-GAAP Financial Information" section below.

Non-GAAP financial measures include adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net income (loss), excluding (i) convertible notes, derivative liability, and investment fair value adjustments, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) other income, net, (v) acquisition, investment, and IPO related transaction costs, (vi) stock-based compensation, (vii) workplace restructuring costs, and (vii) gains and losses on the settlement of convertible notes and derivative liabilities. These items are excluded from Adjusted EBITDA because they are non-cash in nature, because the amount and timing of these items are unpredictable, or because they are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

5

The following table presents a reconciliation of Net income (loss), the most directly comparable GAAP measure, to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,	
	2025	2024	2025	2024
($ thousands, except percentages)				
Net income (loss)	$ 7,006	$ (10,964)	$ 11,384	$ (20,741)
Net income (loss) margin	*6 %*	*(13)%*	*5 %*	*(13)%*
Add (deduct):				
Convertible notes fair value adjustment[15]	—	—	—	608
Derivative liability fair value adjustment[15]	—	—	—	1,707
Loss on settlement of convertible notes[16]	—	440	—	440
Gain on settlement of derivative liability	—	(1,924)	—	(1,924)
Gain on change in fair value of investments[17]	(1,269)	—	(1,269)	—
Provision for (benefit from) income taxes	(392)	5,478	(606)	6,872
Depreciation and amortization[18]	3,069	2,366	5,931	4,661
Other income, net	(3,353)	(961)	(5,328)	(1,272)
Acquisition and investment related transaction costs[19]	57	—	1,050	—
Stock-based compensation	15,229	10,786	25,118	19,047
IPO-related transaction costs, including secondary offering costs	—	5,784	—	5,784
Workplace restructuring costs[20]	—	—	—	105
Adjusted EBITDA	$ 20,347	$ 11,005	$ 36,280	$ 15,287
Adjusted EBITDA margin	*18 %*	*13 %*	*17 %*	*9 %*

15 To reflect the change in fair value of the September 2021 Convertible Notes and derivative liability associated with the July 2021 Convertible Notes.

16 Relates to the settlement of the July 2021 Convertible Notes and September 2021 Convertible Notes.

17 Relates to the changes in fair value of the Related Party Investment and the Convertible Note Investment. Refer to the Q2'25 10-Q for the definition and additional information on the Related Party Investment and Convertible Note Investment.

18 Includes depreciation on fixed assets and amortization of intangible assets.

19 Relates to costs incurred in connection with the Convertible Note Investment and the asset acquisition of Fantix, Inc., including one-time bonus payments.

20 Relates to non-recurring personnel and severance related expenses.

- Q2'25 delivered a positive Adjusted EBITDA contribution of $20.3 million versus $11.0 million in Q2'24 as a result of continued strong subscription and other revenue growth and improved operating leverage.

2025 Earnings Guidance[21]

For FY'25, Life360 now expects to deliver:

- Consolidated revenue of $462 million to $482 million, increased from prior guidance of $450 million to $480 million, comprised of:
  - Subscription revenue of $363 million to $367 million, increased from $355 million to $365 million;
  - Hardware revenue of $42 million to $50 million, increased from $40 million to $50 million;
  - Other revenue of $57 million to $65 million, increased from $55 million to $65 million; and
- Positive Adjusted EBITDA[22] of $72 million to $82 million, increased from $65 million to $75 million previously.

21 With respect to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items, which are fluid and unpredictable in nature. In addition, the Company believes such a reconciliation would imply a degree of precision that may be confusing or misleading to investors. These items include, but are not limited to, litigation costs and fair value adjustments. These items may be material to our results calculated in accordance with GAAP.

22 Adjusted EBITDA is a non-GAAP measure. For more information, including the definition of Adjusted EBITDA, the use of this non-GAAP measure, as well as a reconciliation of Net Income (Loss) to Adjusted EBITDA, refer to the "Adjusted EBITDA" section above and the "Supplementary and Non-GAAP Financial Information" section below.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

6

Investor Conference Call A conference call will be held today as follows: US PDT: Monday 11 August 2025 at 3 p.m. US EDT: Monday 11 August 2025 at 6 p.m. AEST: Tuesday 12 August 2025 at 8 a.m. The call will be held as a Zoom audio webinar. Participants wishing to ask a question should register and join via their browser here. Participants joining via telephone will be in listen only mode. Dial in details U.S.: +1 669 444 9171 Australia: +61 2 8015 6011 Other countries: details Meeting ID: 982 9600 1476 A replay will be available after the call at https://investors.life360.com. Authorization Chris Hulls, Director, Co-Founder and Chief Executive Officer of Life360 authorized this announcement being given to ASX. About Life360 Life360, a family connection and safety company, keeps people close to the ones they love. The category- leading mobile app and Tile tracking devices empower members to stay connected to the people, pets, and things they care about most, with a range of services, including location sharing, safe driver reports, and crash detection with emergency dispatch. As a remote-first company based in the San Francisco Bay Area, Life360 serves approximately 88.0 million monthly active users (MAU), as of June 30, 2025, across more than 180 countries. Life360 delivers peace of mind and enhances everyday family life in all the moments that matter, big and small. For more information, please visit life360.com. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 7

Contacts For U.S. investor inquiries: For U.S. media inquiries: Raymond (RJ) Jones Lynnette Bruno rjones@life360.com press@life360.com For Australian investor inquiries: For Australian media inquiries: Jolanta Masojada, +61 417 261 367 Giles Rafferty, +61 481 467 903 jmasojada@life360.com grafferty@firstadvisers.com.au Forward-looking statements This announcement and the accompanying presentation and conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Life360 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements regarding Life360’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Life360’s expectations with respect to the financial and operating performance of its business, including subscription revenue, hardware revenue, other revenue and consolidated revenue and ability to create new revenue streams; the resiliency of Life360’s core subscription business; the ability of Life360 to adapt to and mitigate the impact of macroeconomic considerations including tariffs and trade barriers; its ability to deliver contextually relevant advertisements that enhance the user experience by leveraging its extensive first-party location data; Adjusted EBITDA, and operating cash flow; expectations regarding MAUs and other member metrics; its capital position; future growth and market opportunities; plans to launch new features and products; the impact of price increases and expansion of product offerings in the UK, Australia and New Zealand on future results of operations; its expectations of growth in its data business; its expectation of a new enterprise revenue stream and enhanced location capabilities of its hardware devices as a result of its partnership with Hubble; its focus on developing a GPS lineup, built on Jiobit technology, the timing of new devices, and the potential for the next generation of hardware to drive a new wave of subscription growth; as well as Life360’s expectations of any changes to the information disclosed herein. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. There is a risk that such predictions, forecasts, projections and other forward-looking statements will not be achieved. Subject to any continuing obligations under applicable law, Life360 does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement, to reflect any change in expectations in relation to any forward-looking statements or any change in events, conditions or circumstances on which any such statements are based. Although Life360 believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, Life360 can give no assurance that such expectations and assumptions will prove to be correct and, actual results may vary in a materially positive or negative manner. Forward-looking statements are subject to known and unknown risks, uncertainty, assumptions and contingencies, many of which are outside Life360’s control, and are based on estimates and assumptions that are subject to change and may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include risks related to the preliminary nature of financial results, risks related to Life360’s business, market risks, Life360’s need for additional capital, and the risk that Life360’s products and services may not perform as expected, as described in greater detail under the heading “Risk Factors” in Life360’s ASX and SEC filings, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2025, Quarterly Reports on Form 10-Q, and other reports filed with the SEC. To the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward-looking statements whether as a result of new information, future events or results or otherwise is disclaimed. This announcement should not be relied upon as a recommendation or forecast by Life360. Past performance information given in this document is given for illustrative purposes only and is not necessarily a guide to future performance and no representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, forecast financial information, future share price performance or any underlying assumptions. Nothing contained in this document nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of Life360. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 8

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Dollars in U.S. $, in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2025	2024	2025	2024
Subscription revenue	$ 88,582	$ 65,678	$ 170,456	$ 127,257
Hardware revenue	12,266	11,901	21,173	22,089
Other revenue	14,533	7,284	27,376	13,744
Total revenue	115,381	84,863	219,005	163,090
Cost of subscription revenue	13,049	10,393	23,190	19,708
Cost of hardware revenue	10,194	9,922	18,791	17,934
Cost of other revenue	1,637	922	2,974	1,809
Total cost of revenue	24,880	21,237	44,955	39,451
Gross profit	90,501	63,626	174,050	123,639
Operating expenses:				
Research and development	32,258	27,013	62,661	54,271
Sales and marketing	38,873	24,363	74,181	49,096
General and administrative	17,378	14,613	33,027	29,014
Total operating expenses	88,509	65,989	169,869	132,381
Income (loss) from operations	1,992	(2,363)	4,181	(8,742)
Other income (expense):				
Convertible notes fair value adjustment	—	—	—	(608)
Derivative liability fair value adjustment	—	—	—	(1,707)
Loss on settlement of convertible notes	—	(440)	—	(440)
Gain on settlement of derivative liability	—	1,924	—	1,924
Gain on change in fair value of investments	1,269	—	1,269	—
Other income (expense), net	3,353	(4,607)	5,328	(4,296)
Total other income (expense), net	4,622	(3,123)	6,597	(5,127)
Income (loss) before income taxes	6,614	(5,486)	10,778	(13,869)
Provision for (benefit from) income taxes	(392)	5,478	(606)	6,872
Net income (loss)	7,006	(10,964)	11,384	(20,741)
Net income (loss) per share, basic	$ 0.09	(0.15)	$ 0.15	(0.30)
Net income (loss) per share, diluted	0.08	(0.15)	0.14	(0.30)
Weighted-average shares used in computing net income (loss) per share, basic	76,797,385	70,760,080	76,254,119	69,647,853
Weighted-average shares used in computing net income (loss) per share, diluted	84,476,048	70,760,080	83,980,695	69,647,853
Comprehensive income (loss)				
Net income (loss)	7,006	(10,964)	11,384	(20,741)
Change in foreign currency translation adjustment	(101)	(4)	(100)	(3)
Total comprehensive income (loss)	$ 6,905	$ (10,968)	$ 11,284	$ (20,744)

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

9

Condensed Consolidated Balance Sheets (Dollars in U.S. $, in thousands) (unaudited) June 30, 2025 December 31, 2024 Assets Current Assets: Cash and cash equivalents $ 432,710 $ 159,238 Accounts receivable, net 58,854 57,997 Inventory 9,673 8,057 Costs capitalized to obtain contracts, net 1,231 1,098 Prepaid expenses and other current assets 18,741 14,599 Total current assets 521,209 240,989 Restricted cash, noncurrent 1,518 1,221 Property and equipment, net 3,042 1,779 Costs capitalized to obtain contracts, noncurrent 965 1,049 Prepaid expenses and other assets, noncurrent 49,194 21,611 Operating lease right-of-use asset 512 683 Intangible assets, net 42,520 40,574 Goodwill 134,619 133,674 Total Assets $ 753,579 $ 441,580 Liabilities and Stockholders’ Equity Current Liabilities: Accounts payable 2,966 $ 5,463 Accrued expenses and other current liabilities 27,152 32,015 Deferred revenue, current 42,833 39,860 Total current liabilities 72,951 77,338 Convertible notes, net, noncurrent 309,298 — Deferred revenue, noncurrent 4,507 5,338 Other liabilities, noncurrent 165 359 Total Liabilities $ 386,921 $ 83,035 Commitments and Contingencies Stockholders’ Equity Common stock 78 75 Additional paid-in capital 644,950 648,124 Accumulated deficit (278,314) (289,698) Accumulated other comprehensive (loss) income (56) 44 Total stockholders’ equity 366,658 358,545 Total Liabilities and Stockholders’ Equity $ 753,579 $ 441,580 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 10

Condensed Consolidated Statements of Cash Flows (Dollars in U.S. $, in thousands) (unaudited) Six Months Ended June 30, 2025 2024 Cash Flows from Operating Activities: Net income (loss) $ 11,384 $ (20,741) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation and amortization 5,931 4,661 Amortization of costs capitalized to obtain contracts 594 663 Amortization of operating lease right-of-use asset 171 163 Stock-based compensation expense, net of amounts capitalized 25,118 19,047 Non-cash interest expense, net 181 59 Convertible notes fair value adjustment — 608 Derivative liability fair value adjustment — 1,707 Loss on settlement of convertible notes — 440 Gain on settlement of derivative liability — (1,924) Gain on change in fair value of investments (1,269) — Non-cash revenue from investments (636) (891) Provision for credit losses 350 — Changes in operating assets and liabilities, net of acquisition: Accounts receivable, net (1,206) 1,554 Prepaid expenses and other assets (5,456) 6,024 Inventory (1,616) (1,446) Costs capitalized to obtain contracts, net (642) (785) Accounts payable (2,585) 4,135 Accrued expenses and other current liabilities (7,520) (783) Deferred revenue 2,778 1,512 Other liabilities, noncurrent (194) (63) Net cash provided by operating activities 25,383 13,940 Cash Flows from Investing Activities: Cash paid for acquisition (2,825) — Internally developed software (3,498) (2,272) Purchase of property and equipment (766) (51) Convertible note investment (25,000) — Net cash used in investing activities (32,089) (2,323) Cash Flows from Financing Activities: Proceeds related to tax withholdings on restricted stock settlements and the exercise of stock options and warrants 29,570 4,461 Taxes paid related to net settlement of equity awards (25,767) (15,944) Proceeds from issuance of common stock in U.S. initial public offering, net of underwriting discounts and commissions — 93,000 Payments of U.S. initial public offering issuance costs — (1,837) Proceeds from issuance of convertible senior notes 320,000 — Payments of debt issuance costs (9,600) — Purchase of capped calls (33,728) — Net cash provided by financing activities 280,475 79,680 Net Increase in Cash, Cash Equivalents, and Restricted Cash 273,769 91,297 Cash, Cash Equivalents and Restricted Cash at the Beginning of the Period 160,459 70,713 Cash, Cash Equivalents, and Restricted Cash at the End of the Period $ 434,228 $ 162,010 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 11

Supplementary and Non-GAAP Financial Information

We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures, such as Adjusted EBITDA, and the other measures presented in the tables below provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing useful measures for period-to-period comparisons of our business performance. Moreover, we have included non-GAAP financial measures in this media release because they are key measurements used by our management team internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Our non-GAAP financial measures are presented for supplemental informational purposes only, may not be comparable to similarly titled measures used by other companies and should not be used as substitutes for analysis of, or superior to, our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. As such, you should consider these non-GAAP financial measures in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net income (loss) and our other GAAP results.

Non-GAAP cost of revenue is presented to understand margin economically and non-GAAP operating expenses are presented to understand operating efficiency. Non-GAAP cost of revenue and Non-GAAP operating expenses present direct and indirect expenses adjusted for non-cash expenses, such as stock-based compensation, depreciation and amortization, and non-recurring expenses, such as workplace restructuring costs, and transaction costs related to acquisitions, investments, and our IPO. A reconciliation of GAAP financial information to Non-GAAP financial information for cost of revenue and operating expenses has been provided as supplementary information below.

GAAP Cost of Revenue to Non-GAAP Cost of Revenue Reconciliation[23]

	Three Months Ended June 30,		Six Months Ended June 30,	
	2025	2024	2025	2024
(in millions)				
Cost of subscription revenue, GAAP	$ 13.0	$ 10.4	$ 23.2	$ 19.7
Less: Depreciation and amortization, GAAP	(0.9)	(0.4)	(1.6)	(0.7)
Less: Stock-based compensation, GAAP	(0.7)	(0.2)	(0.9)	(0.4)
Total cost of subscription revenue, Non-GAAP	$ 11.5	$ 9.8	$ 20.7	$ 18.7
Cost of hardware revenue, GAAP	$ 10.2	$ 9.9	$ 18.8	$ 17.9
Less: Depreciation and amortization, GAAP	(1.0)	(0.9)	(1.9)	(1.8)
Less: Stock-based compensation, GAAP	(0.4)	(0.2)	(0.7)	(0.4)
Total cost of hardware revenue, Non-GAAP	$ 8.8	$ 8.8	$ 16.2	$ 15.7
Cost of other revenue, GAAP	$ 1.6	$ 0.9	$ 3.0	$ 1.8
Less: Depreciation and amortization, GAAP	(0.2)	—	(0.2)	—
Total cost of other revenue, Non-GAAP	$ 1.5	$ 0.9	$ 2.7	$ 1.8
Cost of revenue, GAAP	$ 24.9	$ 21.2	$ 45.0	$ 39.5
Less: Depreciation and amortization, GAAP	(2.0)	(1.3)	(3.8)	(2.5)
Less: Stock-based compensation, GAAP	(1.2)	(0.4)	(1.6)	(0.8)
Total cost of revenue, Non-GAAP	$ 21.7	$ 19.5	$ 39.6	$ 36.2

23 For the definition of cost of revenue, Non-GAAP, refer to the "Supplementary and Non-GAAP Financial Information" section above.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

12

GAAP Operating expenses to Non-GAAP Operating Expenses Reconciliation[24]

	Three Months Ended June 30,		Six Months Ended June 30,	
	2025	2024	2025	2024
(in millions)				
Research and development expense, GAAP	$ 32.3	$ 27.0	$ 62.7	$ 54.3
Less: Stock-based compensation, GAAP	(7.8)	(6.5)	(13.5)	(11.8)
Less: Other, GAAP	—	—	(0.7)	—
Total Research and development, Non-GAAP	$ 24.5	$ 20.5	$ 48.5	$ 42.4
Sales and marketing expense, GAAP	$ 38.9	$ 24.4	$ 74.2	$ 49.1
Less: Depreciation and amortization, GAAP	(1.1)	(1.1)	(2.1)	(2.1)
Less: Stock-based compensation, GAAP	(2.0)	(0.8)	(3.4)	(1.4)
Total Sales and marketing expense, Non-GAAP	$ 35.8	$ 22.5	$ 68.7	$ 45.6
General and administrative expense, GAAP	$ 17.4	$ 14.6	$ 33.0	$ 29.0
Less: Stock-based compensation, GAAP	(4.2)	(3.1)	(6.7)	(5.1)
Less: Other, GAAP	(0.1)	(0.3)	(0.3)	(0.4)
Total General and administrative expense, Non-GAAP	$ 13.1	$ 11.2	$ 26.0	$ 23.6
Total Operating expenses, GAAP	$ 88.5	66.0	169.9	132.4
Less: Depreciation and amortization, GAAP	(1.1)	(1.1)	(2.1)	(2.1)
Less: Stock-based compensation, GAAP	(14.1)	(10.4)	(23.6)	(18.3)
Less: Other, GAAP	(0.1)	(0.3)	(1.0)	(0.4)
Total Operating expenses, Non-GAAP	$ 73.3	$ 54.3	$ 143.1	$ 111.6

24 For the definition of operating expenses, Non-GAAP, refer to the "Supplementary and Non-GAAP Operating Information" section above.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

13